Exhibit 99.1

Infinity Natural Resources Announces Second Quarter 2025 Results and Maintains 2025 Guidance
August 11, 2025
Morgantown, West Virginia—Infinity Natural Resources, Inc. (“Infinity” or the “Company”) (NYSE: INR) today reported its second quarter 2025 financial and operating results.
Second Quarter 2025 & Recent Highlights
•Constructed an additional natural gas-weighted pad in Pennsylvania and commenced drilling activities in July
•Drilled seven wells totaling approximately 118,000 lateral feet and completed eight wells and 777 stages
•Placed one oil-weighted well into sales in the Ohio Utica Shale
•Placed six additional wells into sales in July totaling approximately 86,000 lateral feet comprised of (a) two oil-weighted wells in the Ohio Utica Shale and (b) four natural gas-weighted wells in the Marcellus Shale in Pennsylvania
•Delivered total net daily production of 33.1 MBoe/d, approximately 19% oil and 37% liquids
•Reported net income of $72.0 million
•Delivered Adjusted EBITDAX(1) of $49.6 million, representing an Adjusted EBITDAX Margin(1) of $16.48 / Boe
•Generated $144.6 million of net cash provided by operating activities for the six months ended June 30, 2025
•Drilling and completion (“D&C”) capital expenditures incurred of $70.4 million
•Midstream capital expenditures incurred of $2.7 million
•Total net debt was approximately $28.1 million as of June 30, 2025
•Total liquidity was $321.9 million as of June 30, 2025

(1) Adjusted EBITDAX and Adjusted EBITDAX Margin are non-GAAP financial measures. Definitions of non-GAAP financial measures and reconciliations of each non-GAAP financial measure to the most directly comparable GAAP financial measure are included in the section titled "Non-GAAP Financial Measures."
Management Commentary

"Our second quarter results yet again demonstrated strong operational performance while highlighting the strategic advantages of our diversified Appalachian platform. Our net production for the quarter averaged 33.1 Mboe/d, representing a 25% increase from the first quarter of this year," said Zack Arnold, President & CEO of Infinity. "Our production growth was primarily driven by our Marcellus natural gas development in Pennsylvania. We brought five natural gas wells online at the end of March ahead of schedule and on budget. In addition, we brought online one oil-weighted well from our Rubel Dodd pad in Guernsey County, Ohio in May. Our team continues to execute our 2025 plan. Our disciplined approach to capital allocation and operational excellence has positioned us well for continued growth in 2025 and beyond."
"What distinguishes Infinity Natural Resources is our proven operational flexibility across our oil and natural gas assets within Appalachia. The second quarter exemplified this advantage, as we elected to accelerate our next natural gas project while maintaining steady progress on our high-quality Ohio oil development in the Utica Shale's volatile oil window. Our unique asset composition provides us with the agility to adjust development timing and weighting as market conditions evolve — a key competitive advantage that we successfully displayed yet again this quarter."

"Looking beyond the second quarter, our overall 2025 development plan remains on track from what we originally outlined earlier this year. We successfully brought online a natural gas project in July, and recently commenced drilling on another natural gas project that we elected to pull forward. With our clean balance sheet featuring minimal net debt and substantial liquidity, we remain well-positioned to pursue accretive growth opportunities as market conditions evolve," concluded Mr. Arnold.

Operational Update

Infinity’s net daily production for the second quarter of 2025 averaged 33.1 MBoe/d, consisting of 19.5 MBoe/d in Ohio and 13.6 MBoe/d in Pennsylvania. Infinity’s net daily production mix was comprised of approximately 19% oil, 18% NGLs and 63% natural gas. We turned into sales one gross oil-weighted well (0.9 net) during the second quarter in May in the Utica Shale in Ohio. Subsequent to quarter-end, we turned into sales two additional gross oil-weighted wells (1.9 net) in the Utica Shale and four gross natural gas-weighted wells (3.3 net) in the Marcellus Shale in Pennsylvania in July.
The following table sets forth information regarding our production, revenues and realized prices and production costs for the three and six months ended June 30, 2025 and 2024:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Production data:
Oil (MBbls)	559	677	1,301	1,074
Natural gas (MMcf)	11,420	7,407	17,939	14,299
NGL (MBbls)	551	448	1,111	828
Total (MBoe)(1)	3,013	2,360	5,402	4,285
Average daily production (MBoe/d)(1)	33,114	25,934	29,844	23,545

Average wellhead realized prices (before giving effect to realized derivatives):
Oil (/Bbl)	$56.45	$71.91	$60.42	$70.62
Natural gas (/Mcf)	$2.67	$1.46	$2.97	$1.69
NGL (/Bbl)	$18.93	$23.58	$22.25	$24.08

Average wellhead realized prices (after giving effect to realized derivatives):
Oil (/Bbl)	$65.00	$66.53	$64.83	$67.56
Natural gas (/Mcf)	$2.53	$1.83	$2.80	$2.18
NGL (/Bbl)	$18.22	$27.33	$21.96	$36.64

Operating costs and expenses (per Boe)(1):
Gathering, processing and transportation	$4.82	$5.12	$4.92	$5.26
Lease operating	2.09	2.80	2.54	3.24
Production and ad valorem taxes	1.02	0.22	0.69	0.21
Depreciation, depletion, and amortization	7.85	8.36	8.31	8.23
General and administrative(2)	1.75	1.46	25.36	1.30
Total	$17.52	$17.95	$41.83	$18.24

(1) Calculated by converting natural gas to oil equivalent barrels at a ratio of six Mcf of natural gas to one Boe.

(2) General and administrative expense includes (a) a one-time share-based compensation expense of $126.1 million for the six months ended June 30, 2025 incurred in connection with the Company's initial public offering ("IPO") and (b) $2.3 million and $3.1 million in non-cash stock compensation for the three and six months ended June 30, 2025, respectively.

Capital Investment

Capital expenditures incurred during the quarter were $80.6 million, which included $70.4 million on D&C activities, $2.7 million on midstream and $7.5 million on land activities.

Financial Position and Liquidity

As of June 30, 2025, Infinity had approximately $6.3 million of cash and cash equivalents and $34.4 million of borrowings under its revolving credit facility. Infinity’s liquidity as of June 30, 2025 totaled approximately $321.9 million comprised of $6.3 million of cash and cash equivalents and approximately $315.6 million of available borrowing capacity under its revolving credit facility.

2025 Outlook
Infinity's D&C and midstream capital budgets for 2025 remain unchanged at $240 million to $280 million and $9 million to $12 million, respectively. Net production guidance also remains unchanged and is expected to be between 32 and 35 Mboe/d for 2025.
Conference Call and Webcast Details

Infinity will host a conference call Tuesday, August 12, 2025, at 10:00 a.m. ET to discuss the results. The conference call will be webcast live on the Company's investor relations (IR) website at https://ir.infinitynaturalresources.com/. In addition, you may participate in the conference call by dialing (800) 715-9871 (U.S.), or +1 (646) 307-1963 (International), and referencing "Infinity." A replay of the call will be available for 14 days following the call at the Company’s website or by phone at (800) 770-2030 (U.S.) or +44 20 3433 3849 (International) using the conference ID: 5378062#.
About Infinity

Infinity (NYSE: INR) is a growth oriented, free cash flow generating, independent energy company focused on the acquisition, development, and production of hydrocarbons in the Appalachian Basin. Our operations are focused on the volatile oil window of the Utica Shale in eastern Ohio as well as our stacked dry gas assets in both the Marcellus and Utica Shales in southwestern Pennsylvania.
Cautionary Statement Regarding Forward-Looking Statements

This release contains statements that express the Company’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results, in contrast with statements that reflect historical facts. All statements, other than statements of historical fact, included in this release regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management, future commodity prices, future production targets, leverage targets or debt repayment, future capital spending plans, capital efficiency, expected drilling and completions plans and projected well costs are forward-looking statements. When used in this release, words such as “may,” “assume,” “forecast,” “could,” “should,” “will,” “plan,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “budget” and similar expressions are used to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events at the time such statement was made.

Such statements are subject to a number of assumptions, risks and uncertainties, including those incident to the development, production, gathering and sale of oil, natural gas and NGLs, most of which are difficult to predict and many of which are beyond the control of the Company. These include, but are not limited to, commodity price volatility; inflation; lack of availability and cost of drilling, completion and production equipment and services; supply chain disruption; project construction delays; environmental risks; drilling, completion and other operating risks; lack of availability or capacity of midstream gathering and transportation infrastructure; regulatory changes; the uncertainty inherent in estimating reserves and in projecting future rates of production, cash flow and access to capital; the timing of development expenditures; the concentration of the Company’s operations in the Appalachian Basin; difficult and adverse conditions in the domestic and global capital and credit markets; impacts of geopolitical events and world health events, including trade wars; lack of transportation and storage capacity as a result of oversupply, government regulations or other factors; potential financial losses or earnings reductions resulting from the Company’s commodity price risk management program or any inability to manage its commodity risks; failure to realize expected value creation from property acquisitions and trades; weather related risks; competition in the oil and natural gas industry; loss of production and leasehold rights due to mechanical failure or depletion of wells and the Company’s inability to re-establish production; the Company’s ability to service its indebtedness; political and economic conditions and events in foreign oil and natural gas producing countries, including embargoes, continued hostilities in the Middle East and other sustained military campaigns, the armed conflict in Ukraine and associated economic sanctions on Russia, conditions in South America, Central America, China and Russia, and acts of terrorism or sabotage; evolving cybersecurity risks such as those involving unauthorized access, denial-of-service attacks, malicious software, data privacy breaches by employees, insiders or others with authorized access, cyber or phishing-attacks, ransomware, social engineering, physical breaches or other actions; risks related to the Company’s ability to expand its business, including through the recruitment and retention of qualified personnel; and the other risks described in our filings with the U.S. Securities and Exchange Commission (the “SEC”), including our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.
Reserve engineering is a process of estimating underground accumulations of hydrocarbons that cannot be measured in an exact way. The accuracy of any reserve estimates depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any future production and development program. Accordingly, reserve estimates may differ significantly from the quantities of oil and natural gas that are ultimately recovered.
Please read the Company’s filings with the SEC, including “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, and in other filings we make with the SEC in the future, for a discussion of the risks and uncertainties that could cause actual results to differ from those in such forward-looking statements. As a result, actual outcomes and results could materially differ from what is expressed, implied to forecast in such statements. Therefore, these forward-looking statements are not a guarantee of our performance, and you should not place undue reliance on such statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law.
Contacts
Infinity Natural Resources, Inc.
Gregory Pipkin Jr.
Senior Vice President of Corporate Development and Strategy
ir@infinitynr.com

Source: Infinity Natural Resources, Inc.

INFINITY NATURAL RESOURCES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations (Unaudited)
(amounts in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues:
Oil, natural gas, and natural gas liquids sales	$72,471	$70,067	$156,655	$119,906
Midstream activities	2,005	375	2,986	761
Total revenues	$74,476	$70,442	$159,641	$120,667
Operating expenses:
Gathering, processing, and transportation	14,515	12,072	26,585	22,528
Lease operating	6,294	6,602	13,728	13,890
Production and ad valorem taxes	3,071	522	3,703	881
Depreciation, depletion, and amortization	23,652	19,722	44,910	35,277
General and administrative(1)	5,265	3,450	137,015	5,578
Total operating expenses	$52,797	$42,368	$225,941	$78,154
Operating income (loss)	21,679	28,074	(66,300)	42,513
Other income (expense):
Interest, net	(1,360)	(4,398)	(4,427)	(8,971)
Gain (loss) on derivative instruments	52,121	403	14,903	(23,052)
Other expense	(1,075)	(9)	(1,138)	(476)
Net income (loss) before income tax expense (benefit)	71,365	24,070	(56,962)	10,014
Income tax expense (benefit)	(588)	—	(553)	—
Net income (loss)	$71,954	$24,070	$(56,409)	$10,014
Net income attributable to Infinity Natural Resources, LLC prior to the reorganization	—	—	9,914	—
Net income (loss) attributable to redeemable non-controlling interests	53,966	—	(49,742)	—
Net income (loss) attributable to Infinity Natural Resources, Inc.	$17,988	$—	$(16,581)	$—

Net income (loss) attributable to Infinity Natural Resources, Inc. per share of Class A common stock—basic and diluted	$1.18	$—	$(1.09)	$—
Weighted-average shares of Class A common stock outstanding—basic and diluted	15,237,500	—	15,237,500	—
(1) General and administrative expense includes a one-time share-based compensation expense of $126.1 million for the six months ended June 30, 2025 incurred in connection with the IPO.

INFINITY NATURAL RESOURCES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (Unaudited)
(amounts in thousands, except share and per share amounts)

	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$6,282	$2,203
Accounts receivable:
Oil and natural gas sales, net	25,906	39,314
Joint interest and other, net	8,441	32,229
Prepaid expenses and other current assets	1,348	11,822
Commodity derivative assets, short term	8,340	—
Total current assets	$50,317	$85,568
Oil and natural gas properties, full cost method (including $91.8 million and $86.5 million as of June 30, 2025 and December 31, 2024, respectively excluded from amortization)	1,114,676	933,228
Midstream and other property and equipment	46,779	40,053
Less: Accumulated depreciation, depletion, and amortization	(197,997)	(153,233)
Property and equipment, net	$963,458	$820,048
Operating lease right-of-use assets, net	1,232	1,389
Deferred tax asset, net	604	—
Other assets	7,684	8,461
Commodity derivative assets, long-term	307	—
Total assets	$1,023,602	$915,466
Total Liabilities, Redeemable Interest and Stockholders’ Equity / Members’ Equity
Current liabilities:
Accounts payable	$57,645	$51,370
Royalties payable	23,625	23,129
Accrued liabilities	31,213	45,903
Current portion of long-term debt	63	101
Operating lease liabilities	173	247
Commodity derivative liabilities, short-term	7,147	12,596
Total current liabilities	$119,866	$133,346
Long-term Debt	34,378	259,406
Operating lease liabilities, net of current portion	1,059	1,142
Asset retirement obligations	3,250	2,988
Commodity derivative liabilities, long-term	8,726	10,342
Deferred tax liability, net	35	—
Total liabilities	$167,314	$407,224
Redeemable non-controlling interest	846,145	—
Stockholders’ equity / members’ equity
Members’ equity	—	508,242
Class A common stock—$0.01 par value; 400,000,000 shares authorized, 15,237,500 and 0 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	152	—
Class B common stock—$0.01 par value; 150,000,000 shares authorized, 45,638,889 and 0 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	456	—
Additional paid-in capital	44,392	—
Accumulated deficit	(34,857)	—
Total stockholders’ equity / members’ equity	10,143	508,242
Total liabilities, redeemable interest and stockholders’ equity / members’ equity	$1,023,602	$915,466

INFINITY NATURAL RESOURCES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows (Unaudited)
(amounts in thousands)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$(56,409)	$10,014
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion, and amortization	44,892	35,277
Amortization of debt issuance costs	1,090	953
Share-based compensation expense	129,188	—
Loss (gain) on derivative instruments	(14,903)	23,052
Cash received (paid) on settlement of derivative instruments	(808)	15,301
Non-cash lease expense	163	78
Deferred income taxes	(569)	—
Changes in operating assets and liabilities:
Accounts receivable	37,196	3,572
Prepaid expenses and other assets	863	(172)
Accounts payable	11,443	1,090
Royalties payable	496	2,372
Accrued and other expenses	(2,941)	5,218
Other assets and liabilities	(5,070)	36
Net cash provided by operating activities	$144,631	$96,791
Cash flows from investing activities:
Additions to oil and gas properties	(188,271)	(104,870)
Additions to midstream and other property and equipment	(6,275)	(3,501)
Net cash used in investing activities	$(194,546)	$(108,371)
Cash flows from financing activities:
Borrowings under revolving credit facility	82,000	56,500
Borrowings on notes payable	124	—
Payments on revolving credit facility	(307,000)	(40,000)
Proceeds from capital contributions	286,465	500
Payments of debt issuance costs	(645)	—
Payments of initial public offering costs	(6,760)	—
Payments on notes payable	(190)	(63)
Net cash provided by financing activities	$53,994	$16,937
Net increase in cash and cash equivalents	4,079	5,357
Cash and cash equivalents at beginning of period	2,203	1,504
Cash and cash equivalents at end of period	$6,282	$6,861

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), our earnings release contains non-GAAP financial measures as described below.
Adjusted EBITDAX
We define Adjusted EBITDAX as net income (loss) plus interest, net, income tax expense, depreciation, depletion, and amortization, unrealized loss (gain) on derivative instruments, net cash settlements received (paid) on derivatives, non-cash compensation expense and non-recurring transaction expenses. We believe Adjusted EBITDAX is useful because it makes for an easier comparison of our operating performance, without regard to our financing methods, corporate form or capital structure. We determined our adjustments from net income (loss) to arrive at Adjusted EBITDAX to reflect the substantial variance in practice from company to company within our industry depending upon accounting methods and book values of assets, capital structures, and the method by which the assets were acquired. Adjusted EBITDAX should not be considered more meaningful than or as an alternative to net income (loss) determined in accordance with U.S. GAAP. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax burden, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDAX. Our presentation of Adjusted EBITDAX should not be construed as an inference that our results will be unaffected by unusual or non-recurring items. Our computations of Adjusted EBITDAX may differ from and may not be comparable to similarly titled measures of other companies. Adjusted EBITDAX Margin is defined as Adjusted EBITDAX divided by total production.
The following table provides a reconciliation of our net loss, the most directly comparable financial measure presented in accordance with U.S. GAAP, to Adjusted EBITDAX for the periods presented herein:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2025	2024	2025	2024
Net income (loss)	$71,954	$24,070	$(56,409)	$10,014
Interest, net	1,360	4,398	4,427	8,971
Income tax expense (benefit)	(604)	—	(569)	—
Depreciation, depletion, and amortization	23,652	19,722	44,910	35,277
(Gain) loss on derivative instruments	(52,121)	(403)	(14,903)	23,052
Net cash settlements received (paid) on derivatives	2,778	2,038	(806)	15,301
Non-recurring transaction expenses	331	—	127,190	—
Non-cash compensation expense	2,293	—	3,048	—
Adjusted EBITDAX	$49,641	$49,825	$106,887	$92,615